Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-8 No. 333-269767) pertaining to the Adaptive Biotechnologies Corporation 2019 Equity Incentive Plan and the Adaptive Biotechnologies Corporation 2019 Employee Stock Purchase Plan and
(2)
Registration Statement (Form S-8 No. 333-232495) pertaining to the Sequenta, Inc. 2008 Stock Plan, the Adaptive Biotechnologies Corporation 2009 Equity Incentive Plan, the Adaptive Biotechnologies Corporation 2019 Equity Incentive Plan and the Adaptive Biotechnologies Corporation 2019 Employee Stock Purchase Plan;

of our reports dated March 3, 2025, with respect to the consolidated financial statements of Adaptive Biotechnologies Corporation, and the effectiveness of internal control over financial reporting of Adaptive Biotechnologies Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2024.

/s/ Ernst & Young LLP

Seattle, Washington

March 3, 2025